Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1of our report dated April 12, 2011 with respect to the audited financial statements of KOKO, LTD. for the years ended December 31, 2010 and 2009 and the period from June 19, 2007 (inception) through December 31, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

June 13, 2011